Exhibit 99.2

AMENDMENT NO. 1 TO
SOUTH PLAINS FINANCIAL, INC.
2023 EMPLOYEE STOCK PURCHASE PLAN

Amendment No. 1

THIS AMENDMENT NO. 1 (this “Amendment”) is made and entered into by South Plains Financial, Inc., a Texas corporation (the “Company”) to amend the South Plains Financial, Inc. 2023 Employee Stock Purchase Plan (the “Plan”).  Capitalized terms used, but not otherwise defined herein, shall have the meanings given to them in the Plan.

WHEREAS, the Board of Directors of the Company (the “Board”) previously adopted the Plan on March 22, 2023 and the stockholders of the Company approved the Plan on May 16, 2023;

WHEREAS, Section 5 of the Plan provides that the first Offering Period shall commence on July 1, 2023 and end on December 31, 2023;

WHEREAS, Section 5 of the Plan further provides that the Administrator shall have the authority to change the duration, frequency, start and end dates of Offering Periods;

WHEREAS, Section 13.3 of the Plan further provides that the Administrator or the Board may amend the Plan at any time for any reason;

WHEREAS, the Administrator previously determined that, in order to allow the Company adequate time to finalize the selection and engagement of a third-party service provider to manage the Plan, it was the best interests of the Company to change the date of the first Offering Period to commence on August 1, 2024 and end on January 31, 2025; and

WHEREAS, the Administrator desires to ratify the change of the date of the first Offering Period to commence on August 1, 2024 and end on January 31, 2025 as set forth in this Amendment No. 1.

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended as follows:

1.          Amendment.  Article V of the Plan shall be deleted in its entirety and replaced with the following:

“ARTICLE V
“OFFERING PERIODS

“The Administrator may from time to time grant Options to purchase Stock of the Company under the Plan to Eligible Employees during one or more Offering Periods selected by the Administrator commencing on an Enrollment Date.  For purposes of the Plan, the Administrator may establish separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries may participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.  In the event an Offering Period is not designated by the Administrator, the right to purchase Stock under the Plan shall be granted twice each year on or about February 1st and August 1st of each calendar year and the term of the Offering Period shall be six (6) months; provided however, that the first Offering Period shall commence on August 1, 2024 and end on January 31, 2025.  The Administrator shall have the authority to change the duration, frequency, start and end dates of Offering Periods.”

2.          No Further Amendments.  Except as set forth in this Amendment, the Plan shall continue in full force and effect in accordance with its terms.

3.          Governing Law. The validity and enforceability of this Amendment shall be governed by and construed in accordance with the laws of the State of Texas without regard to otherwise governing principles of conflicts of law.

4.          Multiple Counterparts.  This Amendment may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument, and a facsimile or portable document format (pdf) transmission shall be deemed to be an original signature for all purposes under this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Administrator has caused this Amendment to be executed effective as of July 15, 2024.

THE COMPENSATION COMMITTEE OF SOUTH PLAINS FINANCIAL, INC.

By:	/s/ Richard D. Campbell
Name: Richard D. Campbell

By:	/s/ Kyle R. Wargo
Name: Kyle R. Wargo

By:	/s/ Noe G. Valles
Name: Noe G. Valles

By:	/s/ LaDana R. Washburn
Name: LaDana R. Washburn

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
SOUTH PLAINS FINANCIAL, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN]